Exhibit 10.2 -1- GLACIER BANCORP, INC. 2025 STOCK INCENTIVE PLAN __________________________________ RESTRICTED SHARE UNITS AWARD AGREEMENTi __________________________________ You are hereby awarded Restricted Share Units subject to the terms and conditions set forth in this Restricted Share Units Award Agreement (“Award Agreement”), and in the Glacier Bancorp, Inc. 2025 Stock Incentive Plan (the “Plan”), which is attached hereto as Exhibit A. You should carefully review the Plan and consult with your personal financial and/or tax advisor in order to fully understand the implications of this Award. By executing this Award Agreement, you agree to be bound by all of the Plan's terms and conditions as if they had been set out verbatim in this Award Agreement. Capitalized terms used, but not otherwise defined, in this Award Agreement have the meanings set forth in the Plan. In addition, you recognize and agree that all determinations, interpretations, or other actions respecting the Plan and this Award Agreement will be made by the Board or the Committee, and that such determinations, interpretations or other actions are final, conclusive and binding upon all parties, including you, your heirs, and representatives, to the extent provided in Section 5 of the Plan. 1. Specific Terms. Your Restricted Share Units have the following terms: Name of Participant [NAME] Number of Restricted Share Units Subject to Award Agreement [Number] Grant Date [DATE] Vesting; Forfeiture Your Restricted Share Units under this Award Agreement shall vest at the rate set forth in the table below, subject in each case to acceleration as provided in Section 3 of this Award Agreement. If your Continuous Service with the Company is terminated for any reason, all unvested Restricted Share

-2- Units shall be forfeited to the Company as of the date your Continuous Service ended. If your Continuous Service with the Company is terminated for Cause (as defined in the Plan), all vested Restricted Share Units shall be forfeited to the Company as of the date your Continuous Service is terminated for Cause. 33% on [DATE]; 33% on [DATE]; and the remaining 34% on [DATE]. 2. Grant of Restricted Share Units. Each Restricted Share Unit represents the right to receive one Share, subject to the terms and condi ons set forth in this Award Agreement and the Plan. 3. Accelera on of Ves ng. In addi on to any accelerated ves ng terms provided in the Plan, any unvested Restricted Share Units shall vest on the first to occur of: (a) Age and Service Requirement. The date the sum of (i) your age, and (ii) your completed years of service with the Company equals 80 (the “Age and Service Requirement”). (b) Death or Disability. The date you die or become Disabled (as defined in the Plan). 4. Se lement Event. Restricted Share Units that have vested shall se le as provided in Sec on 5 of this Award Agreement on the first to occur of the following events (each a “Se lement Event”): (a) Each Ves ng Date iden fied in Sec on 1 of this Award Agreement under the heading “Ves ng; Forfeiture” with respect to the number of Restricted Share Units scheduled to vest on such Ves ng Date; (b) The date of a Change in Control, provided that this Award Agreement is not assumed or subs tuted as described in Sec on 13(c)(i) of the Plan, which assump on or subs tu on may only occur if the Commi ee or Board determines that it can be done in compliance with Code Sec on 409A;

-3- (c) The date of your earlier death or Disability; or (d) The date your Con nuous Service with the Company ends, if as of such, date you have sa sfied the Age and Service Requirement described in Sec on 3 of this Award Agreement. 5. Se lement of Restricted Share Units. (a) Generally. On the first regularly scheduled payroll date following a Se lement Event, the Company will cause Shares to be issued in your name (the number of which will equal the number of Restricted Share Units scheduled to se le due to such Se lement Event, rounded down to the nearest whole number of Shares so that no frac onal Shares will be issued). The Shares will either be reflected in a cer ficate delivered to you promptly following se lement or credited to your book-entry account maintained by the Company's transfer agent. The cer ficate or account entry will include such legends or restric ons as the Commi ee determines to be appropriate. Shares will not be issued in your name un l you have made arrangements sa sfactory to the Company to sa sfy any applicable tax-withholding obliga ons. (b) Code Sec on 409A Specified Employee. If your Se lement Event is a termina on of Con nuous Service with the Company as described in Sec on 4(d), and (i) the Company’s Shares are publicly traded on an established securi es market or otherwise; and (ii) you are classified as a “Specified Employee” of the Company within the meaning of Code Sec on 409A(a)(2)(B)(i) on such termina on date, to the extent required by Code Sec on 409A(a)(2)(B)(i), the Company shall withhold the se lement of your Restricted Share Units under Sec on 5(a) un l the first day of the seventh month following such termina on of Con nuous Service or, if earlier, the date of your death. 6. Dividends. You will be en tled to receive cash or Shares pursuant to dividends declared following the Grant Date in connec on with the Restricted Share Units as provided in Sec on 9(e) of the Plan. 7. Rights as a Shareholder. You will not have any rights of a shareholder with respect to the Shares underlying the Restricted Share Units unless and un l the Restricted Share Units vest and are se led by the issuance of such Shares in accordance with Sec on 5 of this Award Agreement. 8. Tax Withholding and Reimbursement. You are responsible for the payment of all federal, state and local withholding taxes and your por on of any applicable payroll taxes imposed in connec on with the se lement of Restricted Share Units as provided in Sec on 5 of this Award Agreement. Payment may be made, at your election (a) by check or in cash or (b) by your written notice to the Company (in compliance with any applicable restrictions imposed by applicable statute, rule or regulation), electing to have your tax withholding obligations satisfied by the withholding of Shares that would otherwise have been issued in connection with settlement of the Award as provided in Sections 11(a) and 11(b) of the Plan.

9. **Transfer Restrictions**. Your ability to transfer this Award is governed by the terms and conditions of Section 12 of the Plan.

10. **Employment Not Affected**. This Award Agreement shall not be construed as giving you the right to continued employment or service with the Company. Further, the Company may at any time dismiss you from employment, as a Director, or as a service provider, free from any liability or any claim, except as otherwise expressly provided in an employment or service agreement entered into by you and the Company.

11. **Other Benefits and Compensation Programs**. Your receipt of Restricted Share Units, Shares, or cash payments under this Award Agreement, will not be deemed a part of your regular, recurring compensation for purposes of the termination, indemnity, or severance pay law of any state or country and will not be included in, or have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company unless expressly so provided by such other plan or arrangements, or except where the Company expressly determines that the Restricted Share Units, Shares, and or cash payment should be included. This Award Agreement may be executed in combination with or in tandem with, or as alternatives to, grants, awards, or payments under any other Company plans, arrangements, or programs. Company may adopt such other compensation programs and additional compensation arrangements for Employees as it deems necessary to further the interests of the Company.

12. **Notices**. Any notice or communication required or permitted by any provision of this Award Agreement to be given to you shall be in writing and shall be delivered personally or sent by certified mail, return receipt requested, addressed to you at the last address that the Company had for you on its records. Any notice or communication required or permitted by any provision of this Award Agreement to be given to the Company shall be in writing and shall be delivered personally or sent by certified mail, return receipt requested, addressed to the Company, in care of its Chief Executive Officer, at the Company's principal place of business. Each party may, from time to time, by notice to the other party hereto, specify a new address for delivery of notices relating to this Award Agreement. Any such notice shall be deemed to be given as of the date such notice is personally delivered or properly mailed.

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-5- 13. Binding Effect. Except as otherwise provided in this Award Agreement or in the Plan, every covenant, term, and provision of this Award Agreement shall be binding upon and inure to the benefit of the par es hereto and their respec ve heirs, legatees, legal representa ves, successors, transferees, and assigns. 14. Modifica ons. This Award Agreement may be modified or amended at any me by the Commi ee to the extent provided in the Plan, provided that your consent must be obtained for any modifica on that adversely alters or impair any rights or obliga ons under this Award Agreement, unless there is an express Plan provision permi ng the Commi ee to act unilaterally to make the modifica on. 15. Headings. Headings shall be ignored in interpre ng this Award Agreement. 16. Severability. Every provision of this Award Agreement and the Plan is intended to be severable, and any illegal or invalid term shall not affect the validity or legality of the remaining terms. 17. Governing Law. This Award Agreement shall be interpreted, administered and otherwise subject to the laws of the State of Montana (disregarding any choice-of-law provisions). 18. Counterparts. This Award Agreement may be executed by the par es hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together cons tute the same instrument. 19. Code Sec on 409A. The gran ng of Restricted Share Units and se lement of vested Restricted Share Units are intended to comply with the requirements of Code Sec on 409A and the regula ons and guidance issued thereunder. All provisions of this Award Agreement shall be interpreted in a manner consistent with Code Sec on 409A. As used in this Award Agreement, the ending of your “Con nuous Service” (or similar phrases) means “separa on from service,” as that term is defined and interpreted in Treasury Regula on Sec on 1.409A- 1(h) or in subsequent regula ons or other guidance issued by the Internal Revenue Service, for any reason whatsoever, voluntary or involuntary, including by reason of death or disability. 20. Clawback; Recovery. Any compensa on paid to you under this Award Agreement is subject to recoupment in accordance with any clawback policy of the Company in effect from me to me, including any such policy adopted a er the date of this Award Agreement, as well as any similar requirement of Applicable Law, including without limita on the Dodd-Frank Wall Street Reform and Consumer Protec on Act and the Sarbanes-Oxley Act of 2002, and rules adopted by a governmental agency or applicable securi es exchange under any such law. By

-6- execu ng this Award Agreement, you agree to promptly repay or return any such compensa on as directed by the Company under any such clawback policy or requirement, including the value received from a disposi on of Shares acquired pursuant to this Award Agreement. [Signature Page Follows]

Exhibit 10.2 Signature Page for RSU Award Agreement – (Rule of 80/409A Compliant) BY YOUR SIGNATURE BELOW, along with the signature of the Company's representative, you and the Company agree that the Restricted Share Units are awarded under and governed by the terms and conditions of this Award Agreement and the Plan. GLACIER BANCORP, INC. By: Name: Title: PARTICIPANT The undersigned Participant hereby accepts the terms of this Award Agreement and the Plan By: Name of Participant: Date:

A-1 EXHIBIT A GLACIER BANCORP, INC., 2025 STOCK INCENTIVE PLAN [To include 2025 Stock Incentive Plan] i NTD: Form for use with employees that qualify under Rule 80 at some point during the vesting period.